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                                                                    Exhibit 23.2


                       Consent of Independent Auditors



We consent to the inclusion in this Annual Report (Form 10-K) of Renal Care Group, Inc, of our reports dated February 28, 1997, included in the 1996 Annual Report to Shareholders of Renal Care Group, Inc.





                                          ERNST & YOUNG LLP




Nashville, Tennessee
March 28, 1997